As filed with the Securities and Exchange Commission on June 17, 1997
                                                       Registration No. 33-99534
                                                  Post-Effective Amendment No. 1
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                         Post-Effective Amendment No. 1
                                       to
                            REGISTRATION STATEMENT ON
                                    FORM S-1
                                      Under
                           THE SECURITIES ACT OF 1933




                    TEXTAINER EQUIPMENT INCOME FUND VI, L.P.




                                 Consisting of:

                      Part II to the Registration Statement




This Post-Effective Amendment to the Registration Statement shall hereafter become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended.







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

                                     Part II


                  In accordance with the undertaking given by the Registrant and contained in Item 512(a)(3) of Regulation S-K, the Registrant hereby removes from registration 5,651,603 limited partnership units, which units remained unsold at the termination of the Registrant's offering.


                                    SIGNATURE


                  Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 17th day of June, 1997.


                                    TEXTAINER EQUIPMENT INCOME FUND VI, L.P.

                                    By:  TEXTAINER CAPITAL CORPORATION
                                            Managing General Partner


                                    By:   /s/ James E. Hoelter
                                          James E. Hoelter
                                          President, Chief Executive Officer
                                          and Director

                   Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on June 17, 1997.


          Signature                                               Title


/s/ John A. Maccarone                                  Director of the Managing
John A. Maccarone                                      General Partner


/s/ James E. Hoelter                                   President, Chief
James E. Hoelter                                       Executive Officer and
                                                       Director of the Managing
                                                       General Partner


/s/ John R. Rhodes, Jr.                                Executive Vice President,
John R. Rhodes, Jr.                                    Chief Financial Officer
                                                       and Director and
                                                       Secretary of the Managing
                                                       General Partner